                                                                                                                          Exhibit 11

                                                      FIBERSTARS INC.

                                            COMPUTATION OF NET INCOME PER SHARE

                                         (in thousands, except per share amounts)
                                                        (Unaudited)


                                                                                     Three Months Ended         Nine Months Ended
                                                                                   9/30/97      9/30/96        9/30/97      9/30/96
                                                                                --------------------------  ------------------------
Primary and Fully Diluted:

Weighted average common shares outstanding for the period                            3,451         3,405         3,428         3,394

Common equivalent shares assuming conversion of stock
        options and warrants under the treasury stock method                           310           149           279           139
                                                                                    ------        ------        ------        ------

Shares used in per share calculations                                                3,761         3,554         3,707         3,533
                                                                                    ======        ======        ======        ======


Net income                                                                          $  134        $   92        $  637        $  337

Net income per share:                                                               $ 0.04        $ 0.03        $ 0.17        $ 0.10


Calculated in  accordance  with the  guidelines  of item 601 of Regulation  S-B.

Primary and fully diluted calculations are substantially the same.

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